Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Zoom Telephonics, Inc. on Form S-8 of our report dated March 29, 2011, with respect to our audit of the financial statements of Zoom Telephonics, Inc. as of December 31, 2010 and for the year then ended appearing in the Annual Report on Form 10-K of Zoom Telephonics, Inc. for the year ended December 31, 2010.

/s/ Marcum LLP

Marcum LLP
Boston Massachusetts
March 29, 2011